UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 5, 2013

Liberty Global, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51360	20-2197030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

12300 Liberty Boulevard Englewood, CO 80112
(Address of Principal Executive Office)

(303) 220-6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition / Item 8.01. Other Items

Earnings Release
On February 5, 2013, Liberty Global, Inc. ("Liberty Global") issued a press release announcing its preliminary operating and financial results for the quarter and year ended December 31, 2012. The full text of that release, attached hereto as Exhibit 99.1, is incorporated herein by reference.
Acquisition of Virgin Media
On February 5, 2013, Liberty Global and Virgin Media Inc. (“Virgin Media”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Liberty Global will acquire Virgin Media in a stock and cash merger valued at approximately $23.3 billion (the "Virgin Media Acquisition"). In the transaction, the stockholders of Liberty Global and Virgin Media would become shareholders of a new public limited company organized under the laws of the United Kingdom. Consummation of the transaction is subject to various conditions, including the approval of the stockholders of Liberty Global and Virgin Media.
A copy of the joint press release of Liberty Global and Virgin Media announcing the execution of the Merger Agreement is included herein as Exhibit 99.2. The joint press release is incorporated herein by reference and the foregoing description of such transaction is qualified in its entirety by reference to such press release.
The information required by Item 1.01 will be filed subsequently in a separate Current Report on Form 8-K.
Financing transactions related to Virgin Media Acquisition

The cash component of the merger consideration will be funded primarily through a combination of debt financing and available liquidity of Liberty Global and Virgin Media. Liberty Global, through certain Delaware subsidiaries (the "LGI Subsidiaries"), expects to raise up to (a) $4.3 billion (equivalent) under a new senior credit facility and (b) $3.7 billion (equivalent) of new senior and senior secured notes. Liberty Global expects a minimum of $3.3 billion (equivalent) of Virgin Media's existing senior and senior secured notes will remain outstanding. It is contemplated that the debt issued by the LGI Subsidiaries will be pushed down to a Virgin Media successor company following the closing of the Virgin Media Acquisition.

The total expected financing associated with the Virgin Media Acquisition is expected to comprise:

•
A senior credit facility comprised of (i) a £375.0 million ($607.1 million) sterling-denominated Term Loan A, (ii) a £600.0 million ($971.3 million) sterling-denominated Term Loan B and (iii) a $2,755.0 million U.S. dollar-denominated Term Loan B ("TLB"). In addition, the senior credit facility provides for a £250.0 million ($404.7 million) revolving credit facility;

•
Notes issuances in both British pounds sterling and United States ("U.S.") dollars totaling $2.8 billion (equivalent) Senior Secured Notes (the "Senior Secured Notes") and $0.9 billion (equivalent) Senior Notes (the "Senior Notes"); and

•
An expected rollover of Virgin Media's existing $2.4 billion (equivalent) Senior Secured Notes due 2018 and $0.9 billion (equivalent) Senior Notes due 2019 (subject to successful Consent Solicitations to waive the respective Change of Control covenants).

In addition, a Consent Solicitation to waive the Change of Control covenant will be sought for Virgin Media's existing $1.8 billion (equivalent) Senior Secured Notes due 2021 (the "2021 Notes"). If consent is obtained, the 2021 Notes will remain in place and the TLB will be reduced by a corresponding amount.

Liberty Global also has available to finance the Virgin Media Acquisition a senior secured bridge facility in an aggregate amount of £1.5 billion ($2.4 billion), and a senior notes facility in an aggregate amount of £567.0 million ($917.9 million).

Upon completion of the offering of the Senior Secured Notes and the Senior Notes, the net proceeds thereof (after deducting certain transaction expenses) will be placed into segregated escrow accounts with a trustee, and the net proceeds from such financings will be released upon closing of the Virgin Media Acquisition. If the Virgin Media Acquisition is not completed by February 5,

2014, then the Senior Secured Notes and the Senior Notes will be subject to mandatory redemption at (x) 100% of the principal amount thereof if such redemption event occurs on or before November 4, 2013, or (y) 101% of the principal amount thereof if such redemption event occurs after November 4, 2013, in each case, plus accrued but unpaid interest thereon.
The offering of the Senior Secured Notes and the Senior Notes, syndication of the Virgin Media senior credit facilities and the Consent Solicitation for the existing 2018, 2019 and 2021 notes of Virgin Media are expected to commence on or about February 6, 2013.
This report does not constitute an offer to sell or a solicitation of an offer to buy any of the securities that may be issued to finance the Virgin Media Acquisition, nor shall there be any offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.  Neither company is registering under the Securities Act of 1933 the offering of any securities that may be issued to finance the Virgin Media Acquisition, and any securities so issued may not be offered or sold in the U.S. absent an applicable exemption from the U.S. registration requirements.

All translations from British pound sterling to U.S. dollars are calculated using the December 31, 2012 exchange rate.
The information required by Item 2.03 will be filed subsequently in a separate Current Report on Form 8-K.

Additional Information

Nothing in this report (or incorporated herein) shall constitute a solicitation to buy or subscribe for or an offer to sell any securities of Liberty Global, Virgin Media or the new Liberty Global holding company. In connection with the proposed transaction, Liberty Global and Virgin Media will file a joint proxy statement/prospectus with the Securities and Exchange Commission ("SEC"), and the new Liberty Global holding company will file a Registration Statement on Form S-4 with the SEC. Stockholders of Liberty Global and Virgin Media are urged to read the registration statement and joint proxy statement/prospectus (including any amendments or supplements thereto) regarding the proposed transaction when they become available, because they will contain important information. Stockholders will be able to obtain a free copy of the registration statement and joint proxy statement/prospectus, as well as other filings containing information about Liberty Global, Virgin Media and the new Liberty Global holding company, without charge, at the SEC's Internet site (http://www.sec.gov). Copies of the registration statement and joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Liberty Global or Virgin Media. The respective directors and executive officers of Liberty Global and Virgin Media and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Liberty Global's directors and executive officers is available in its proxy statement filed with the SEC by Liberty Global on April 27, 2012, and information regarding Virgin Media's directors and executive officers is available in its proxy statement filed with the SEC by Virgin Media on April 30, 2012. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL, INC.

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: February 6, 2013

Exhibit Index

Exhibit No.                             Name

99.1             Press Release
99.2            Press Release

5